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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the previously filed (i) Registration Statements (Forms S-8 No. 333-39268, No. 333-30584 and No. 333-92505) of iXL Enterprises, Inc. (the "Company") and (ii) Registration Statement (Form S-4 No. 333-81731) of the Company and in the related Prospectus of our report dated January 21, 2000, with respect to the financial statements of Interactive Corporate Communications, Inc. appearing in iXL Enterprises, Inc.'s Amendment No. 1 to its Form 8-K.





                                                       /s/ ERNST & YOUNG LLP

New York, New York
August 4, 2000


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